Exclusive Interview with Leandro Iglesias, CEO of IQSTEL, Inc. (Nasdaq: IQST); Acquiring Majority Interest in Fintech Innovator GlobeTopper

Completed NASDAQ Listing with Small Share Structure and Strong Revenue Growth, On Track to $1 Billion by 2027

New York, NY, June 3rd, 2025.

For more information on $IQST visit: www.iQSTEL.com

IQSTEL Inc. (NASDAQ: IQST) is a U.S.-based, publicly listed multinational technology company with operations spanning 21 countries and a commercial platform that reaches over 600 of the world’s largest telecom operators. Recently uplisted to Nasdaq, IQSTEL is accelerating its mission to deliver essential, technology-driven solutions that empower people and businesses in today’s digital economy.

IQSTEL believes that core human aspirations—security, connectivity, economic opportunity, and mobility—are fundamentally linked to access to advanced infrastructure and services. With a rapidly expanding portfolio across telecommunications, fintech, cybersecurity, and artificial intelligence, IQSTEL is building a powerful platform that combines innovation with inclusion, enabling individuals and enterprises across emerging and developed markets to thrive.

The company operates from six strategic office locations around the world — USA, Venezuela, Argentina, Turkey, United Kingdom, and the United Arab Emirates (Dubai) — supporting its mission to deliver global solutions with local expertise.

IQSTEL is on a strategic path to reach $1 billion in annual revenue by 2027, driven by a blend of organic growth, targeted acquisitions, and the scaling of high-margin, next-generation technologies that meet the needs of a connected and intelligent world.

IQSTEL Divisions and Offerings

Telecommunications Services Division (Communications):

Delivers robust solutions including VoIP, SMS, International Fiber-Optic Connectivity, DID, eSIM, and Roaming Services.

Fintech Division: GlobeTopper.com + GlobalMoneyOne.com: Powering Inclusive Fintech Innovation

IQSTEL’s fintech division brings together GlobeTopper, a global B2B provider of digital gift cards and prepaid services, with GlobalMoneyOne, a platform focused on inclusive financial tools for the unbanked and underbanked.

Together, they offer:

• Consumer Solutions: U.S. bank accounts without SSN, MasterCard debit cards, remittances, and mobile top-ups via a secure app.

• Business Solutions: Access to 3,000+ digital gift card brands in 65+ countries, multi-currency and crypto payments, and robust API integration.

Artificial Intelligence (AI) Services Division (Information and Content):

Provides next-generation AI engagement telecommunications tools and AI agents (airweb.ai), including a phone call and white-label 3D virtual assistant interface that supports customer service, entertainment, and transactional experiences across web and voice platforms.

Cybersecurity Services:

In partnership with Cycurion, IQSTEL now offers enterprise-grade cybersecurity, including 24/7 monitoring, threat detection, incident response, vulnerability assessments, and regulatory compliance solutions—supporting telecom and enterprise customers alike.

Strategic Developments:

GlobeTopper Acquisition – Fintech Expansion

On May 29, 2025, IQSTEL officially closed the acquisition of a 51% stake in GlobeTopper, a profitable fintech company specializing in enhanced B2B top-up and digital prepaid services. The transaction follows the initial Memorandum of Understanding (MOU) signed in March 2025 and marks a strategic milestone in IQSTEL’s transition toward high-margin technology services. This acquisition is expected to accelerate IQSTEL’s trajectory toward a $400 million revenue run rate and support the company’s goal of achieving an 80/20 Telecom-Fintech/Tech revenue mix, driving long-term growth and profitability.

ItsBchain MOU – Value Creation for Shareholders:

IQSTEL also signed an MOU to sell its blockchain-focused subsidiary ItsBchain to Accredited Solutions, Inc. (ASII). As part of this transaction, $500,000 worth of ASII shares will be distributed directly to IQSTEL shareholders, reinforcing the company’s commitment to delivering tangible value and strategic returns to its investor base.

Strong Financial Results & Shareholder Value Growth:

IQSTEL (NASDAQ: IQST) continues to deliver outstanding growth as it accelerates toward its $1 billion revenue target by 2027.

2024 Highlights:

• Revenue: $283.2M (+95.9% YoY)

• Assets: $79M (+257%)

• Stockholders’ Equity: $11.9M (+48%)

Q1 2025 Snapshot:

• Revenue: $57.6M

• Revenue per Share: Over $100

• Assets per Share: $14.58

• Equity per Share: $4.38

• Outstanding Shares: 2.9M

• Market Cap: ~0.10x 2024 Revenue

2025 Forecast & Strategic Goals:

• FY Revenue Forecast: $340M

• Year-End Run Rate Goal: $400M

• Run Rate Target Mix: 80% Telecom / 20% Tech

Global Footprint:

• Operating in 21 countries

• 100+ employees

• 600+ global interconnections

Investor Access: IQSTEL is now available on Trading212 for European investors.

INTERVIEW:

On June 2nd, 2025 IQSTEL CEO Leandro Iglesias sat down with Corporate Ads to conduct the following detailed interview for the benefit of IQST shareholders and other investors. This transcript is exclusive to the distribution of the Corporate Ads awareness program.

Corporate Ads: IQST has now announced the execution of a definitive agreement to acquire 51% of GlobeTopper, a fintech innovator with operations across America, Europe, and Africa. How important a milestone is the closing of this agreement and now and can you reaffirm your revenue growth projections as a result of the GlobeTopper acquisition for 2025 and beyond?

Leandro Iglesias:

The closing of our definitive agreement to acquire 51% of GlobeTopper is a major strategic milestone for IQSTEL — and a clear signal that we’re building something big.

IQSTEL is already a telecom powerhouse with operations in 21 countries, serving over 600 global telecom partners. With the addition of GlobeTopper, we’re taking the right steps to become a fintech powerhouse as well. Combining telecom and fintech services through one commercial platform doesn’t just add value — it creates exponential synergy.

This acquisition is fully aligned with our plan to achieve a $400 million revenue run rate by the end of 2025, while moving toward a targeted revenue mix of 80% telecom and 20% fintech/tech services. GlobeTopper’s presence across America, Europe, and Africa adds immediate scale, strengthens our international footprint, and enables us to cross-sell fintech offerings through our robust, established network.

We remain confident in our 2025 forecast of $340 million in full-year revenue, with a year-end run rate goal of $400 million, and are firmly on track to reach our long-term vision of becoming a $1 billion revenue company by 2027.

Corporate Ads: GlobeTopper's fintech products and services can be marketed through IQSTEL's existing commercial platform which currently reaches the largest telecom operators around the world. So with the acquisition of GlobeTopper how much broader of a client base increase do you see developing?

Leandro Iglesias:

The acquisition of GlobeTopper, which is expected to report $65 million in profitable revenue prior to joining IQSTEL, significantly enhances the breadth and depth of our client base—not just by adding new customers, but by unlocking powerful cross-selling opportunities.

Our strong commercial platform already reaches over 600 telecom operators around the world, forming a robust foundation for deploying GlobeTopper’s fintech products and services at global scale. By integrating their offerings—including digital financial services, prepaid solutions, mobile wallets, and digital gift cards—we can immediately expand the value proposition we deliver to our telecom partners.

At the same time, GlobeTopper brings a complementary client portfolio of its own, including corporate clients and fintech distributors across America, Europe, and Africa. This expansion grants IQSTEL direct access to non-telecom sectors and broader consumer markets, helping accelerate our diversification strategy and enhancing resilience in an ever-changing global landscape.

In short, this acquisition empowers us to not only grow our client base—potentially by hundreds of institutional and enterprise relationships—but to deepen engagement and increase average revenue per customer through bundled telecom-fintech solutions.

This is a strategic multiplier, and we see it as a key driver in achieving our $400 million revenue run rate by year-end 2025 and realizing our $1 billion revenue vision by 2027.

Corporate Ads: As part of the acquisition, IQST announced that Craig Span will continue in his role as CEO of GlobeTopper. How valuable is it to retain Craig with his experience and proven business success running the GlobeTopper operation?

Leandro Iglesias:

Retaining Craig Span as CEO of GlobeTopper is not only valuable — it’s essential to our strategy.

Craig brings deep experience, industry knowledge, and a proven track record of building and scaling fintech operations. His leadership has been instrumental in positioning GlobeTopper as a high-growth, profitable company with global reach. More importantly, we share a common vision with Craig: to take GlobeTopper — and our entire fintech division — to the next level.

With this acquisition, we are not simply maintaining business as usual; we are stepping up. Together with Craig, we plan to scale GlobeTopper’s services at an explosive growth rate, leveraging both his entrepreneurial drive and IQSTEL’s global platform.

This partnership is about doubling down on fintech, going deeper into the sector, and accelerating IQSTEL’s transformation into a telecom and fintech powerhouse. We’re building something big — and Craig’s continued leadership ensures we’re doing it with experience, continuity, and bold ambition.

Corporate Ads: IQSTEL also announced plans to invest up to $1.2 million over the next 2 years to accelerate GlobeTopper's growth and product roadmap. So, what plans do you have to accelerate the growth of GlobeTopper via this investment?

Leandro Iglesias:

Our planned investment of up to $1.2 million over the next two years is laser-focused on accelerating GlobeTopper’s growth and expanding its product roadmap. These funds will be deployed strategically across three core areas:

1. Technology Development: Enhancing GlobeTopper’s digital infrastructure, expanding its API integrations, and adding new fintech functionalities — including improved user experience, security layers, and global scalability.

2. Market Expansion: Supporting targeted go-to-market initiatives in high-growth regions like Africa, Latin America, and Southeast Asia, where demand for inclusive digital financial services is surging.

3. Cross-Selling and Integration: Leveraging IQSTEL’s existing relationships with over 600 telecom operators worldwide to cross-sell GlobeTopper’s solutions, creating a powerful distribution engine for growth.

This investment is also performance-based, ensuring that each phase of funding is aligned with measurable financial milestones. We’re not just funding growth — we’re engineering it.

Corporate Ads: On May 15th IQST released its Q1 2025 Shareholder Letter—its first since being uplisted to the NASDAQ Capital Market the previous day.

This letter from you, Mr. Iglesias, covered the company's performance including the following highlights:

$57.6 million in revenue, up 12% YoY

$0.59 million in Adjusted EBITDA (Telecom Division)

$0.25 million in Net Income (Telecom Division)

$1.93 million in Gross Profit, up 40% YoY

3.36% Gross Margin, up 25% from 2.68% in Q1 2024

$11.6 million in Stockholders' Equity or $4.38 per common share

Can you expand on the significance of these financial results for IQST now?

Leandro Iglesias:

The Q1 2025 financial results mark a pivotal moment for IQSTEL, especially as they were our first report following our uplisting to the NASDAQ Capital Market. These results show that we have already reached critical mass — and that’s the turning point.

With $57.6 million in revenue and strong improvements in gross profit and margins, we’re now in a position where every additional dollar of revenue has a meaningful, compounding impact on our bottom line. That’s exactly what investors want to see: scale starting to deliver profitability.

These indicators must be viewed not as a peak, but as a starting point. We’re focused on accelerating both top-line and bottom-line growth, increasing shareholder value through sustained profitability and business expansion. Importantly, our telecom division already delivered positive Adjusted EBITDA and Net Income, reinforcing the health and efficiency of our core operations.

We also take pride in our solid balance sheet — with $11.6 million in stockholders’ equity, equating to $4.38 per share, and a gross margin that has grown 25% year-over-year. Despite this strong foundation and ongoing growth trajectory, our market cap today is only about 10% of our 2024 revenue. That represents a significant undervaluation in the market.

Going forward, we are committed to working diligently to correct this disconnect. By consistently improving our financials, expanding into fintech, and reinforcing our corporate structure, we aim to achieve a valuation that more accurately reflects the true value, stability, and potential of IQSTEL.

In short: we’re just getting started, and the best is yet to come.

Corporate Ads: IQSTEL just completed and released a new Investor’s Deck detailing the company’s transformation from a telecom operator into a high-margin, scalable technology platform. In addition to the company’s regular reporting and continued news updates, this Investor’s Deck should be a valuable introduction to higher levels of new investors. Are you planning to make a bigger effort to attract Family Office or Institutional interest in IQST now?

Leandro Iglesias:

Absolutely. We’re incredibly proud to have over 20,000 retail shareholders who have supported IQSTEL throughout our journey, and they remain a vital part of our success story. However, as we continue transforming from a traditional telecom operator into a high-margin, scalable technology platform, it’s time to expand our outreach to include Family Offices and Institutional investors.

These groups typically manage diversified portfolios and are actively seeking companies with explosive growth potential, a clear strategic roadmap, and strong fundamentals. IQSTEL checks all those boxes — and more.

Our newly released Investor Deck is designed to speak directly to that audience. It lays out our evolution, our vision to reach $1 billion in revenue by 2027, our profitable foundation, and the massive opportunity we are unlocking through our fintech expansion and high-tech services.

We’ve received consistent feedback that institutional investors love our story — particularly the fact that we uplisted to NASDAQ via a direct listing, without raising capital, which means our stock has no technical selling pressure. That’s a unique strength in today’s market and adds significant confidence in our long-term trajectory.

We now expect that Family Offices and Institutional investors will begin taking positions in our company in the open market, attracted by our financial performance, strategic clarity, and upside potential.

So yes, we are now doubling down on efforts to engage these sophisticated investor groups — and we are doing so with a powerful story to tell, backed by real results and a compelling vision for the future.

Corporate Ads: An important part of the IQST long term growth plan is your acquisition strategy, which has already contributed greatly to the company’s success story. Can you tell us what business sectors your are focused on for the next acquisition targets?

Leandro Iglesias:

Of course — acquisitions are a key part of IQSTEL’s long-term growth strategy and have already played a major role in our success. But it’s not just about buying companies — it’s about what we do with them.

Our proven capabilities in generating organic growth and catalyzing the growth of our subsidiaries are at the core of our strategy. We don’t just acquire; we integrate, optimize, and scale. That’s why every acquisition we make is carefully selected to fit into our long-term vision.

Looking ahead, we plan to continue expanding in our core telecom business, especially in high-tech telecom services where we can increase profitability and leverage our global commercial platform. We’re also accelerating our expansion in fintech, especially after the recent acquisition of GlobeTopper. Fintech is a high-margin sector that aligns perfectly with our shift toward a targeted 80% telecom / 20% tech revenue mix. In addition, we see great potential in managed services and cybersecurity — both of which are becoming mission-critical for businesses and governments alike in an increasingly digital world.

Our acquisitions will continue to be strategic, targeted, and synergistic. Each one must not only deliver revenue but also contribute to our goal of becoming a $1 billion revenue company by 2027, with a stronger bottom line and long-term value creation for shareholders.

Corporate Ads: IQSTEL is already operating in a broad range of countries to achieve a global presence. Is there a geographic region where you feel IQST has more room to grow in the upcoming years or any specific countries that you would like to enter next?

Leandro Iglesias:

Yes, while IQSTEL already operates in over 21 countries, we see tremendous growth potential in Africa, and that’s where we’re setting our sights for the next major geographic expansion.

We’ve already taken the first step by hiring a Senior Business Manager in Kenya, which we consider a strategic gateway into the African market. We believe that being local is essential — it’s the only way to truly understand the market, the culture, and the daily needs of the people. That local knowledge is what will allow us to develop tailored products and services that truly fit into their lives.

Africa presents a compelling opportunity, especially in areas like fintech, telecom infrastructure, mobile payments, and financial inclusion. The demand for innovative, accessible technology is enormous — and we believe IQSTEL can play a meaningful role in accelerating digital transformation across the continent.

Our goal is not just to enter these markets, but to build a telecom and fintech powerhouse in Africa, just as we’ve done in other regions. And we plan to do it by combining global experience with local execution.

Corporate Ads: With IQSTEL now officially listed on the NASDAQ Capital Market, what changes or new opportunities should shareholders expect in terms of growth, visibility, and long-term value creation?

Leandro Iglesias:

Absolutely—our uplisting to NASDAQ is more than just a milestone; it’s a transformational moment for the company.

First, it significantly increases our visibility and credibility in the global investment community. We’re now on the radar of institutional investors, family offices, and funds that only consider NASDAQ-listed companies. This expanded exposure can lead to greater demand for our stock and increased liquidity.

Second, being on NASDAQ allows us to leverage our proven growth story more effectively. We’ve already demonstrated our ability to scale organically and through strategic acquisitions. Our investors can now expect us to accelerate that momentum, especially in high-margin areas like fintech, managed services, and cybersecurity.

Third, we now have access to more strategic opportunities, including partnerships, M&A activity, and even new sources of non-dilutive capital—opportunities that weren’t as accessible when we were on the OTC.

Fourth, Being listed on NASDAQ, combined with our explosive growth trajectory, positions IQSTEL as a highly attractive acquisition target. We’ve built a scalable, high-margin business with global reach and diversified services in telecom, fintech, and tech. It wouldn’t be surprising if larger companies seeking rapid entry into these verticals—or those looking to accelerate their own digital transformation—consider IQSTEL as a strategic acquisition opportunity.

Finally, our shareholders can expect a relentless focus on bottom-line growth. We’ve reached critical mass—so every additional dollar of revenue has a more powerful impact on EBITDA and net income. With more than 600 telecom clients globally and a strong fintech roadmap, we’re building a scalable platform that creates long-term value.

We’re not just uplisted—we’re uplifted, and we’re just getting started.

Corporate Ads: Thank you, Leandro Iglesias, President and CEO of IQSTEL. We look forward to speaking with you again in the future as all of your progress and plans move forward towards the goal of becoming a $1 billion company by 2027.

Media Contact:

Company: IQSTEL, Inc. (Symbol: IQST)
Contact: Leandro Iglesias, President and CEO
Email: investors@iqstel.com
Phone: +1 954-951-8191
Country: United States
Website: www.iQSTEL.com

DISCLAIMER: https://corporateads.com/disclaimer/

Disclosure listed on the CorporateAds website

About IQSTEL Inc.

IQSTEL Inc. (OTCQX: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Blockchain, Artificial Intelligence (AI), and Cybersecurity. Operating in 21 countries, IQSTEL delivers high-value, high-margin services to its extensive global customer base. IQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.iQSTEL.com.

Investor Relations Contact:

IQSTEL Inc. (Nasdaq: IQST)

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@iqstel.com